SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): January 15, 2007

I-many, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware

(State or Other Jurisdiction of Incorporation)

000-30883	01-0524931
(Commission File Number)	(I.R.S. Employer Identification No.)

399 Thornall Street, 12th Floor, Edison, NJ	08837
(Address of Principal Executive Offices)	(Zip Code)

(207) 774-3244

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 14d-4(c) under the Exchange Act (17 CFR 240.14d-4(c))

Item 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On January 15, 2007, the Registrant entered into a definitive employment agreement (the “Employment Agreement”) with John A. Rade, the Registrant’s Chairman, President and Chief Executive Officer. Mr. Rade has served as a member of the Registrant’s Board of Directors since July 2005 and as Chairman of the Board of Directors since August 2005. He served as Interim President and Chief Executive Officer between February 15, 2006 and August 15, 2006, and has served as President and Chief Executive Officer since August 15, 2006. Pursuant to the Employment Agreement, Mr. Rade receives an annual base salary of $300,000 and is eligible to earn an annual bonus of up to $300,000, pursuant to a written bonus plan approved annually by the Compensation Committee of the Board of Directors.

Mr. Rade is entitled to 90 days prior written notice before his employment can be terminated, other than for cause. In addition, Mr. Rade would be entitled to severance pay equal to six months of his base salary if his employment is terminated by the Registrant or the conditions of his employment are materially reduced, other than for cause. Mr. Rade would be entitled to severance pay equal to twelve months of his base salary if his employment is terminated by the Registrant or the conditions of his employment are materially reduced, other than for cause, within 12 months after a change in control of the Registrant. The Employment Agreement requires, as a condition of severance payments, that Mr. Rade sign a general release of claims in favor of the Registrant.

This description is qualified by reference to the January 15, 2007 Employment Agreement, a copy of which is included as an Exhibit to this Current Report on Form 8-K.

In addition, the Registrant and Mr. Rade entered into a stock option agreement on January 15, 2007, exercisable for an aggregate of 300,000 shares the Registrant’s common stock, and a separate stock option agreement on January 2, 2007, exercisable for an aggregate of 109,000 shares the Registrant’s common stock. The Registrant previously disclosed its intention to make these awards in a Current Report on Form 8-K filed August 22, 2006. The material terms of these two stock option agreements are:

Stock Option dated January 2, 2007

Plan:	I-many, Inc. 2001 Stock Incentive Plan
Shares:	109,000
Exercise Price:	$1.65 per share
Term:	Ten years
Vesting:	The option shares will vest in full August 16, 2011. Furthermore, as long as Mr. Rade serves as either Chief Executive Officer or a Director of the Registrant, vesting will accelerate as follows:

If the Target Stock Price (defined below) equals or exceeds:	Additional vesting:
$3.00	47,750 shares
$4.50	47,750 shares
$6.00	47,750 shares
$7.50	47,750 shares

In all cases, the “Target Stock Price” will be determined based upon the arithmetic average of the daily Volume-Weighted Average Price (“VWAP”) of the Company’s common stock over the prior consecutive twenty (20) trading days.

Change in Control: Vesting will accelerate 100% in the event of a change in control of the Registrant.

Stock Option dated January 15, 2007

Plan:	I-many, Inc. 2001 Stock Incentive Plan
Shares:	300,000
Exercise Price:	$1.74 per share
Term:	Ten years
Vesting:	The option shares will vest in full August 16, 2011. Furthermore, as long as Mr. Rade serves as either Chief Executive Officer or a Director of the Registrant, vesting will accelerate upon the achievement of any of six specified operational milestones. These operational milestones were established by the Compensation Committee to achieve a substantial increase in the Company’s value and share price, and therefore to correlate in rough terms with the established share price targets.

Change in Control: Vesting will accelerate 100% in the event of a change in control of the Registrant.

ITEM 9.01(d) EXHIBITS

10.1	Employment Agreement between I-many, Inc., and John A. Rade, dated January 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

I-MANY, INC.

By:	/s/ Robert G. Schwartz, Jr.
Robert G. Schwartz, Jr.
Vice President and General Counsel

Dated: January 18, 2007